UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2021

LMP AUTOMOTIVE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-236260	82-3829328
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 East Broward Blvd., Suite 1900, Ft. Lauderdale, Florida	33394
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 895-0352

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LMPX	NASDAQ Capital Market

Item 1.01. Entry into a Material Definitive Agreement

On March 4, 2021, LMP Automotive Holdings, Inc., a Delaware corporation (together with its subsidiaries, the “Company”) entered into a Credit Agreement (the “Credit Agreement”) by and among the Company, certain subsidiaries of the Company identified as floor plan borrowers therein (collectively, the “Floor Plan Borrowers”), certain other subsidiaries of the Company identified as Guarantors identified therein (the “Guarantors”), and Truist Bank, as Administrative Agent, Lender and Swingline Lender (in such capacities, “Truist”). Pursuant to the Credit Agreement, (i) the Company will receive term loans (the “Term Loans”) in an aggregate amount of up to approximately $101,300,000 and (ii) The Floor Plan Borrowers will receive floor plan loan commitments (the “Floor Plan Facility”) in an aggregate amount of up to $90,350,000.

On the date hereof, the Company received an initial Term Loan of approximately $89.5 million, to be used to fund the Beckley Acquisitions and Fuccillo Acquisitions described below in Item 2.01. The remainder of the Term Loan will be disbursed in connection with the closing of the Company’s other announced pending acquisitions. The Term Loan accrues interest at a rate per annum equal to the LIBOR Rate (as defined in the Credit Agreement) plus the Applicable Margin (as defined in the Credit Agreement) in effect from time to time.

The principal amount of the Term Loans shall be repaid in monthly installments of $422,083.33 in each of the first 12 such monthly installments, increasing to $844,166.67 for each monthly installment thereafter. Each quarter, beginning with the fiscal quarter ending June 30, 2021, the Company is obligated to repay the Term Loans in an amount equal to 75% of the Company’s Consolidated Excess Cash Flow (as defined in the Credit Agreement) minus the amount of all voluntary prepayments in such fiscal quarter, which shall be reduced to 50% of the Company’s Consolidated Excess Cash Flow if the Company’s Consolidated Leverage Ratio (as defined in the Credit Agreement) is less than 4.00:1.00. Further, the Company is obligated to prepay an aggregate amount of $11.7 million in respect of the Term Loan on or prior to September 4, 2021. The Term Loan matures on March 4, 2023.

The Floor Plan Facility matures on March 4, 2023. All amounts borrowed pursuant to the Floor Plan Facility accrue interest at the LIBOR Rate (as defined in the Credit Agreement) plus 1.25% per annum.

Subject to certain exceptions, the Company and the Floor Plan Borrowers are jointly and severally liable for the obligations under the Credit Agreement, which are also guaranteed by the Guarantors and are secured by a first priority security interest in substantially all of the Company’s, the Floor Plan Borrowers’ and the Guarantors’ assets.

The Credit Agreement contains financial covenants which require the Company and its subsidiaries to maintain (i) a Consolidated Leverage Ratio of no greater than 6.00:1.00 until December 31, 2021 and, thereafter, 5.00:1.00, (ii) a Consolidated Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of at least 1.20:1.00 and (iii) a Consolidated Trust Equity Percentage (as defined in the Credit Agreement) of at least 20%, in each case, tested quarterly.

The Credit Agreement also includes a number of customary negative covenants. Such covenants, among other things, limit or restrict the ability of the Company, the Floor Plan Borrowers and the Guarantors to:

●	incur additional indebtedness;
●	incur liens on assets;
●	engage in mergers or consolidations or fundamental changes;
●	make investments, loans and advances, including acquisitions;
●	pay dividends and distributions or repurchase capital stock;
●	dispose of assets;
●	enter into certain transactions with affiliates;
●	enter into certain agreements that would restrict the ability to incur liens on assets;
●	enter into sale leaseback transactions;
●	enter into certain hedging transactions;
●	amend organizational documents and other material contracts;
●	change fiscal periods; and
●	amend the documents governing the acquisitions described below in Item 2.01.

The aforementioned restrictions are subject to certain exceptions including (i) the ability to incur additional indebtedness, liens, investments and dividends and distributions, subject, in each case, to compliance with certain financial metrics and/or certain other conditions and (ii) a number of other traditional exceptions that grant the Company continued flexibility to operate and develop its business.

The Credit Agreements also include customary affirmative covenants, representations and warranties and events of default.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

The representations, warranties and covenants contained in the Credit Agreement were made only for the purpose of the Credit Agreement and as of specific dates, were solely for the benefit of the parties to the Credit Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company.

Item 2.01. Completion of Acquisition or Disposition of Assets

On March 3, 2021, the Company closed on the acquisition (the “Beckley Dealership Acquisition”) of an 85% interest in assets related to the ownership and operation of certain contemplated by that certain new and used Buick, GMC, Chevrolet and Kia motor vehicle dealerships located in West Virginia, pursuant to the terms of that certain Asset Purchase Agreement, dated as of August 28, 2020 (the “Beckley APA”), by and among the Company, Beckley Buick-GMC Auto Mall, Inc., King Coal Chevrolet Co. and Hometown Preowned Vehicles, Inc. In connection therewith, the Company also closed on the acquisition (together with the Beckley Dealership Acquisition, the “Beckley Acquisitions”) of the real property, buildings and site improvements located at (i) 1508 E. Main Street, Oak Hill, West Virginia, pursuant to the terms of that certain Real Estate Purchase Agreement, dated as of August 28, 2020 (the “E&W REPA”), by and between 601 NSR, LLC (“601 NSR”), a wholly-owned subsidiary of the Company and E&W, LLC and (ii) 3934 Robert C. Byrd Drive, Beckley, West Virginia, pursuant to the terms of that certain Real Estate Purchase Agreement, dated as of August 28, 2020 (together with the E&W REPA, the WV REPAs”), by and between 601 NSR and The Meg Rental Corporation. The Beckley Acquisitions were previously reported on the Company’s Current Report on Form 8-K filed on September 1, 2020. The Company has not yet closed the acquisition of an 85% interest in Subaru and Hyundai dealerships as contemplated by the Beckley APA. The consideration paid the Company for the Beckley Acquisitions was approximately $24.6 million in cash, for which the Company used cash on its balance sheet and funds provided by Truist pursuant to the Credit Agreement described in Item 1.01 above. The Beckley APA and the WV REPAs were filed as Exhibits 10.1, 10.2 and 10.3, respectively, to the Company’s Current Report on Form 8-K filed on September 1, 2020, and are incorporated herein by reference.

On March 4, 2021, the Company closed on the acquisition (the “Fuccillo Dealership Acquisition”) of Kia motor vehicle dealerships located at 404 N.E. Pine Island Road, Cape Coral, Florida and 202 Tamiami Trail, Port Charlotte, Florida (together, the “Fuccillo Dealerships”) contemplated by that certain Dealership Asset Purchase Agreement, dated as of September 3, 2020 (the “Fuccillo DAPA”), by and among the Company, William B. Fuccillo, Sr., Fuccillo Affiliates of Florida, Inc. and Fuccillo Associates of Florida, Inc. In connection therewith, the Company also closed on the acquisition (together with the Fuccillo Dealership Acquisition, the “Fuccillo Acquisitions”) of the real property, buildings and improvements located at the Fuccillo Dealerships pursuant to the terms of that certain Real Estate Contract, dated as of September 3, 2020 (the “Fuccillo REC”), by and among the Company, WBF Florida Properties, LLC and WBF Florida Properties III, LLC. The Fuccillo Acquisitions were previously reported on the Company’s Current Report on Form 8-K filed on September 3, 2020. The consideration paid the Company for the Fuccillo Acquisitions was approximately $68.5 million in cash, for which the Company used cash on its balance sheet and funds provided by Truist pursuant to the Credit Agreement described in Item 1.01 above. The Fuccillo DAPA and Fuccillo REC were filed as Exhibits 10.1 and 10.2, respectively, to the Company’s Current Report on Form 8-K filed on September 3, 2020, and are incorporated herein by reference.

A copy of the press release announcing the Beckley Acquisitions and the Fuccillo Acquisitions is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed with respect to Item 2.01.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed with respect to Item 2.01.

(d)	Exhibits

Exhibit No.	Description
10.1	Credit Agreement, dated March 4, 2021, by and among LMP Automotive Holdings, Inc. and each Floor Plan Borrower identified therein, as borrowers, certain subsidiaries of the borrowers identified therein as Guarantors, the lenders from time to time party thereto, and Truist Bank, as Administrative Agent and Swing Line Lender.
99.1	Press Release, dated March 5, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2021

LMP AUTOMOTIVE HOLDINGS, INC.

By:	/s/ Sam Tawfik
	Name:	Sam Tawfik
	Title:	Chief Executive Officer

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